Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30450, 333-65568, 333-73318, and 333-104481) of Telaxis
Communications Corporation of our report dated February 10, 2003, on our audits of the consolidated financial statements of Young Design, Inc. and Subsidiaries as of December 31, 2002 and 2001, which report appears in Item 7 of this Form 8-K/A.

/s/ Hoffman, Fitzgerald & Snyder, P.C.
Hoffman, Fitzgerald & Snyder, P.C.
McLean, Virginia
June 2, 2003




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